EXHIBIT 21.1

                           Subsidiaries of the Company


 Name of Subsidiary                                      State of Incorporation
 ------------------                                      ----------------------

 MedSurg Industries, Inc.                                Georgia
 Creative Research and Manufacturing, Inc.               Georgia
 SW Subsidiary Corporation                               Georgia
 Microtek Medical, Inc.                                  Delaware
 White Knight Healthcare, Inc.                           Pennsylvania
 Industrias Apson S.A. de C.V.                           Mexico
 Cabelleros Blanco S.A. de C.V.                          Mexico
 Isolyser Europe S.A.R.L.                                Luxembourg
 Microtek Dominicana, S.A.                               Dominican Republic
 Microtek Medical Europe Limited                         England
 Microtek Medical Foreign Sales Corporation, Inc.        Virgin Islands
 Isolyser Investments, Inc.                              Georgia



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